Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated January 30, 2020 by and between First Western Financial, Inc., a Colorado corporation (the “Company” or “FWFI”), and Julie Courkamp, an individual resident of the State of Colorado (the “Executive”).  Together the Company and the Executive are referred to herein as the “Parties”.

WHEREAS, the Company and Executive entered into that certain Employment Agreement effective as of January 1, 2017, as amended and restated as of March 5, 2018, and amended on May 2, 2019.  Copies of the Amended & Restated Employment Agreement dated March 5, 2018 and the Amendment dated May 2, 2019 are attached hereto and incorporated herein by reference and referred to herein as the “Agreement”;

WHEREAS, the Parties desire to amend Section 3(c) of the Agreement in the manner reflected herein;

WHEREAS, the Board of Directors of the Company has approved the amendment of the Agreement;

NOW, THEREFORE, in consideration of the covenants and conditions herein, the parties agree to amend the Agreement to remove a Change in Control from the events considered a Good Reason for Resignation, as follows:

1.	Section 3 (c) is hereby deleted in its entirety and replaced with the following:

“(c)    Resignation for “Good Reason” means termination of employment by the Executive because of the occurrence of any of the following events:

i.	there is a material reduction in the Executive’s Base Salary, unless agreed to in writing by the Executive;
ii.	there is a material reduction in the Executive’s authority, duties, or responsibilities;
iii.	the failure of any successor to assume this Agreement; and
iv.

any other action or inaction that constitutes a material breach by the Company of this Agreement after the Executive provides written notice to the Company of the facts which constitute the grounds within sixty (60) business days following the initial existence of the grounds and the Company thereafter fails to cure such grounds within sixty (60) business days following its receipt of such notice (or, in the event that such grounds cannot be corrected within such sixty (60) day period, the Company has not taken all reasonable steps within such sixty (60) day period to correct such grounds as promptly as practicable thereafter

2.    All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect.

3.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

         4.    This Amendment, along with the Agreement embody the complete Agreement, and from and after the date of  this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

First Western Financial, Inc.

By:	/s/ Scott C. Wylie
Scott C. Wylie, Chairman, President & CEO

EXECUTIVE

/s/ Julie Courkamp
Julie Courkamp